UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of Material Definitive Agreement.

Savara Inc. (f/k/a Mast Therapeutics, Inc.), a Delaware corporation (the “Company”), had previously entered into that certain Loan and Security Agreement, dated August 11, 2015, as amended by the First Amendment to Loan and Security Agreement dated as of September 28, 2015, the Second Amendment to Loan and Security Agreement effective as of December 31, 2015, the Third Amendment to Loan and Security Agreement effective as of February 25, 2016, the Fourth Amendment to Loan and Security Agreement effective as of July 22, 2016, the Fifth Amendment to Loan and Security Agreement, dated as of March 3, 2017 and the Sixth Amendment to Loan and Security Agreement, dated as of April 27, 2017 (collectively, the “Hercules Loan Agreement”) with Hercules Technology III, L.P. and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.) (together, “Hercules”).

On May 2, 2017, the parties agreed to terminate the Hercules Loan Agreement, and the Company utilized proceeds from its new credit facility with Silicon Valley Bank to repay all outstanding amounts owed under the Hercules Loan Agreement of approximately $3.67 million. The payoff amount also included a 2.0% prepayment premium. The material terms of the Hercules Loan Agreement are described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVARA INC.

By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer

Date: May 3, 2017